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                                                                    EXHIBIT 11.1

PLANET POLYMER TECHNOLOGIES, INC.
STATEMENT OF COMPUTATION OF COMMON AND COMMON EQUIVALENT SHARES
AS OF JUNE 30, 1998



                                                    Three months ended June 30,        Six months ended June 30,
                                                    ---------------------------       --------------------------
                                                       1998             1997             1998             1997
                                                    ---------        ---------        ---------        ---------
Shares outstanding at beginning of period           5,271,269        5,271,269        5,271,269        5,271,269
    7,337 shares issued on December 15, 1997            7,337               --            7,337               --
    21,538 shares accrued December 31, 1997            21,538               --           21,538               --
                                                    ---------        ---------        ---------        ---------
Weighted average number of shares                   5,300,144        5,271,269        5,300,144        5,271,269
                                                                     =========                         =========
    10,169 shares issued on March 15, 1998             10,169                             3,978
    8,695 shares issued on June 15, 1998                1,433                               721
                                                    ---------                         ---------
Weighted average number of shares                   5,311,746                         5,304,842
                                                    =========                         =========